Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

JULY 28, 2015

Equity Residential Reports Second Quarter 2015 Results
Same Store Revenue Increased 4.9%
Same Store NOI Increased 5.5%
Normalized FFO per Share Increased 9.0%
Raises 2015 Same Store Revenue and NOI Guidance on Strong Operations

Chicago, IL - July 28, 2015 - Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2015. All per share results are reported as available to common shares on a diluted basis.

“Fundamental apartment demand in the coastal, high density urban markets targeted by Equity Residential continues to benefit significantly from extremely favorable demographics, steady improvement in employment and changing lifestyles,” said David J. Neithercut, Equity Residential’s President and CEO. “These powerful trends combined with our exceptional portfolio of assets and best-in-class operating platform and local management teams will deliver another very strong year of operating results and value creation in 2015 and for many years to come.”

Second Quarter 2015
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the second quarter of 2015 was $0.90 per share compared to $0.77 per share in the second quarter of 2014. The difference is due primarily to the various non-comparable items listed on page 24 of this release and the items described below.

For the second quarter of 2015, the company reported Normalized FFO of $0.85 per share compared to $0.78 per share in the same period of 2014. The following items impacted Normalized FFO per share in the quarter:

•	a positive impact of approximately $0.06 per share from higher same store net operating income (NOI) and approximately $0.02 per share from NOI from non-same store properties currently in lease-up;

•	a positive impact of approximately $0.01 per share from lower interest expense primarily due to the impact of higher capitalized interest in the second quarter of 2015 and other items; and

•	a negative impact of approximately $0.02 per share from the timing of the company’s 2014 and 2015 transaction activity.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 6 and 26 of this release and the company has included guidance for Normalized FFO on page 25 and FFO on page 26 of this release.

For the second quarter of 2015, the company reported earnings of $0.78 per share compared to $0.31 per share in the second quarter of 2014. The difference is due primarily to higher gains on property sales in the second quarter of 2015 and the items described above.

Six Months Ended June 30, 2015
FFO for the six months ended June 30, 2015 was $1.68 per share compared to $1.48 per share in the same period of 2014.

For the six months ended June 30, 2015, the company reported Normalized FFO of $1.64 per share compared to $1.49 per share for the same period of 2014.

For the six months ended June 30, 2015, the company reported earnings of $1.27 per share compared to $0.52 per share for the same period of 2014. The difference is due primarily to higher gains on property sales and improved operations during the six months ended June 30, 2015.

Same Store Results
On a same store second quarter to second quarter comparison, which includes 97,580 apartment units, revenues increased 4.9%, expenses increased 3.7% and NOI increased 5.5%.

On a same store six-month to six-month comparison, which includes 96,761 apartment units, revenues increased 5.0%, expenses increased 2.6% and NOI increased 6.2%.

Capital Markets Activity
On May 14, 2015, the company closed two unsecured note offerings totaling $750 million. The company closed a $450 million unsecured note offering maturing June 1, 2025 with a coupon of 3.375% and an all in effective rate of approximately 3.81% including the effect of underwriters’ fees and the termination of certain interest rate hedges. In addition, the company closed a $300 million unsecured note offering maturing June 1, 2045 with a coupon of 4.5% and an all in effective rate of approximately 4.55% including the effect of underwriters’ fees. Proceeds from these issuances were used to repay outstanding balances on the company’s revolving line of credit and commercial paper program.

Investment Activity
During the second quarter of 2015, the company acquired a 202-unit apartment property located in Boston for a total purchase price of approximately $130.3 million at a capitalization (cap) rate of 4.2%.

During the second quarter of 2015, the company sold three consolidated apartment properties, consisting of 827 apartment units, for an aggregate sale price of approximately $118.0 million at a weighted average cap rate of 6.0%. The company also sold a 193,230 square foot medical office building located adjacent to its Longfellow Place property in Boston for approximately $123.3 million at a cap rate of 4.5%. These combined sales generated an unlevered internal rate of return (IRR), inclusive of indirect management costs, of 13.4%.

During the first six months of 2015, the company acquired the one asset listed above. During the same period, the company sold six consolidated apartment properties, consisting of 1,377 apartment units, for an aggregate sale price of approximately $263.4 million at a weighted average cap rate of 5.6%. The company also sold the medical office building described above. These combined sales generated an unlevered IRR, inclusive of indirect management costs, of 12.8%.

Third Quarter 2015 Guidance
The company has established a Normalized FFO guidance range of $0.85 to $0.89 per share for the third quarter of 2015. The difference between the company’s second quarter 2015 Normalized FFO of $0.85 per share and the midpoint of the third quarter 2015 guidance range of $0.87 per share is due primarily to:

•	a positive impact of approximately $0.01 per share from higher same store NOI; and

•	a positive impact of approximately $0.01 per share from lower G&A costs.

Full Year 2015 Guidance
The company has revised its guidance for its full year 2015 same store operating performance and Normalized FFO per share as listed below:

	Previous	Revised
Same store:
Physical occupancy	95.9%	96.0%
Revenue change	4.3% to 4.7%	4.75% to 5.0%
Expense change	2.5% to 3.5%	3.0% to 3.25%
NOI change	4.8% to 5.8%	5.5% to 6.0%

Normalized FFO per share	$3.37 to $3.45	$3.39 to $3.45

Transactions:
Consolidated Rental Acquisitions	$500 million	$350 million
Consolidated Rental Dispositions	$500 million	$450 million*
Capitalization Rate Spread	100 basis points	100 basis points

*The company’s consolidated rental disposition guidance includes the sale of the medical office building in Boston described above.

Third Quarter 2015 Earnings and Conference Call
Equity Residential expects to announce third quarter 2015 results on Tuesday, October 27, 2015 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, October 28, 2015.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 388 properties consisting of 108,430 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Wednesday, July 29, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2015	2014	2015	2014
REVENUES
Rental income	$1,341,114	$1,280,491	$676,508	$649,766
Fee and asset management	4,369	5,519	2,604	2,802
Total revenues	1,345,483	1,286,010	679,112	652,568

EXPENSES
Property and maintenance	242,565	240,948	118,005	115,382
Real estate taxes and insurance	169,551	165,149	83,119	83,055
Property management	41,962	42,673	20,518	20,555
Fee and asset management	2,595	3,040	1,274	1,378
Depreciation	388,803	375,303	194,282	190,136
General and administrative	35,652	31,328	15,730	13,752
Total expenses	881,128	858,441	432,928	424,258

Operating income	464,355	427,569	246,184	228,310

Interest and other income	6,650	2,637	6,481	2,032
Other expenses	(1,700)	(2,203)	(1,770)	(1,539)
Interest:
Expense incurred, net	(219,417)	(228,973)	(110,795)	(115,924)
Amortization of deferred financing costs	(5,127)	(5,926)	(2,538)	(3,134)
Income before income and other taxes, income (loss) from investments in unconsolidated entities, net gain (loss) on sales of real estate properties and land parcels and discontinued operations	244,761	193,104	137,562	109,745
Income and other tax (expense) benefit	(369)	(886)	(326)	(646)
Income (loss) from investments in unconsolidated entities	15,429	(9,025)	12,466	(7,616)
Net gain on sales of real estate properties	228,753	14,903	148,802	14,903
Net (loss) gain on sales of land parcels	(1)	794	—	824
Income from continuing operations	488,573	198,890	298,504	117,210
Discontinued operations, net	269	1,562	114	510
Net income	488,842	200,452	298,618	117,720
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(18,413)	(7,535)	(11,354)	(4,442)
Partially Owned Properties	(1,487)	(1,092)	(844)	(588)
Net income attributable to controlling interests	468,942	191,825	286,420	112,690
Preferred distributions	(1,724)	(2,072)	(833)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—	—	—
Net income available to Common Shares	$464,429	$189,753	$285,587	$111,654

Earnings per share – basic:
Income from continuing operations available to Common Shares	$1.28	$0.52	$0.79	$0.31
Net income available to Common Shares	$1.28	$0.53	$0.79	$0.31
Weighted average Common Shares outstanding	363,288	360,641	363,476	360,809

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$1.27	$0.52	$0.78	$0.31
Net income available to Common Shares	$1.27	$0.52	$0.78	$0.31
Weighted average Common Shares outstanding	380,346	376,780	380,491	377,118

Distributions declared per Common Share outstanding	$1.105	$1.00	$0.5525	$0.50

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2015	2014	2015	2014
Net income	$488,842	$200,452	$298,618	$117,720
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(1,487)	(1,092)	(844)	(588)
Preferred distributions	(1,724)	(2,072)	(833)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—	—	—
Net income available to Common Shares and Units	482,842	197,288	296,941	116,096

Adjustments:
Depreciation	388,803	375,303	194,282	190,136
Depreciation – Non-real estate additions	(2,524)	(2,348)	(1,263)	(1,160)
Depreciation – Partially Owned Properties	(2,162)	(2,140)	(1,083)	(1,072)
Depreciation – Unconsolidated Properties	2,457	3,436	1,229	1,833
Net (gain) on sales of real estate properties	(228,753)	(14,903)	(148,802)	(14,903)
Discontinued operations:
Net (gain) on sales of discontinued operations	—	(224)	—	(153)
FFO available to Common Shares and Units (1) (3) (4)	640,663	556,412	341,304	290,777

Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	(14,890)	7,877	(10,065)	7,403
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	1,469	491	(4)	491
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(800)	(851)	(2,458)	(860)
Other miscellaneous non-comparable items	(2,179)	(2,390)	(3,516)	(1,927)
Normalized FFO available to Common Shares and Units (2) (3) (4)	$624,263	$561,539	$325,261	$295,884

FFO (1) (3)	$645,176	$558,484	$342,137	$291,813
Preferred distributions	(1,724)	(2,072)	(833)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—	—	—
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$640,663	$556,412	$341,304	$290,777
FFO per share and Unit - basic	$1.70	$1.49	$0.91	$0.78
FFO per share and Unit - diluted	$1.68	$1.48	$0.90	$0.77

Normalized FFO (2) (3)	$625,987	$563,611	$326,094	$296,920
Preferred distributions	(1,724)	(2,072)	(833)	(1,036)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$624,263	$561,539	$325,261	$295,884
Normalized FFO per share and Unit - basic	$1.66	$1.50	$0.86	$0.79
Normalized FFO per share and Unit - diluted	$1.64	$1.49	$0.85	$0.78

Weighted average Common Shares and Units outstanding - basic	376,880	374,377	377,063	374,551
Weighted average Common Shares and Units outstanding - diluted	380,346	376,780	380,491	377,118

Note:
See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Investment in real estate
Land	$6,374,779	$6,295,404
Depreciable property	20,290,324	19,851,504
Projects under development	1,240,244	1,343,919
Land held for development	127,559	184,556
Investment in real estate	28,032,906	27,675,383
Accumulated depreciation	(5,736,913)	(5,432,805)
Investment in real estate, net	22,295,993	22,242,578
Cash and cash equivalents	92,109	40,080
Investments in unconsolidated entities	94,718	105,434
Deposits – restricted	103,508	72,303
Escrow deposits – mortgage	52,862	48,085
Deferred financing costs, net	59,605	58,380
Other assets	383,035	383,754
Total assets	$23,081,830	$22,950,614

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,952,579	$5,086,515
Notes, net	5,875,328	5,425,346
Line of credit and commercial paper	—	333,000
Accounts payable and accrued expenses	193,096	153,590
Accrued interest payable	87,131	89,540
Other liabilities	355,632	389,915
Security deposits	76,112	75,633
Distributions payable	209,041	188,566
Total liabilities	11,748,919	11,742,105

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	488,178	500,733
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 803,600 shares issued and outstanding as of June 30, 2015 and 1,000,000 shares issued and outstanding as of December 31, 2014	40,180	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 364,050,890 shares issued and outstanding as of June 30, 2015 and 362,855,454 shares issued and outstanding as of December 31, 2014	3,641	3,629
Paid in capital	8,607,889	8,536,340
Retained earnings	2,012,909	1,950,639
Accumulated other comprehensive (loss)	(163,855)	(172,152)
Total shareholders’ equity	10,500,764	10,368,456
Noncontrolling Interests:
Operating Partnership	221,601	214,411
Partially Owned Properties	122,368	124,909
Total Noncontrolling Interests	343,969	339,320
Total equity	10,844,733	10,707,776
Total liabilities and equity	$23,081,830	$22,950,614

Equity Residential
Portfolio Summary
As of June 30, 2015

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	57	18,654	17.5%	$2,225
New York	39	10,566	17.0%	3,989
San Francisco	51	13,208	14.3%	2,544
Los Angeles	61	13,313	12.7%	2,310
Boston	35	8,018	10.1%	2,812
South Florida	35	11,434	7.5%	1,686
Seattle	41	8,170	7.0%	2,002
Denver	19	6,935	4.7%	1,509
San Diego	13	3,505	3.1%	2,053
Orange County, CA	11	3,490	3.0%	1,862
Subtotal – Core	362	97,293	96.9%	2,370

Non-Core:
Inland Empire, CA	10	3,081	2.1%	1,613
All Other Markets	14	2,969	1.0%	1,201
Subtotal – Non-Core	24	6,050	3.1%	1,410
Total	386	103,343	100.0%	2,313

Military Housing	2	5,087	—	—

Grand Total	388	108,430	100.0%	$2,313

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2015 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

2nd Quarter 2015 Earnings Release	8

Equity Residential

Portfolio as of June 30, 2015

	Properties	Apartment Units

Wholly Owned Properties	361	97,438
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	19	3,771
Partially Owned Properties - Unconsolidated	3	1,281
Military Housing	2	5,087

	388	108,430

__________________________________________________________________________________________________

Portfolio Rollforward Q2 2015
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

3/31/2015	389	108,793
Acquisitions:
Consolidated:
Rental Properties	1	202	$130,275	4.2%
Dispositions:
Consolidated:
Rental Properties (1)	(3)	(827)	$(241,262)	5.2%
Completed Developments - Consolidated	1	236
Configuration Changes	—	26

6/30/2015	388	108,430

______________________________________________________________________________________________________

Portfolio Rollforward 2015
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
12/31/2014	391	109,225
Acquisitions:
Consolidated:
Rental Properties	1	202	$130,275	4.2%
Dispositions:
Consolidated:
Rental Properties (1)	(6)	(1,377)	$(386,662)	5.2%
Completed Developments - Consolidated	2	324
Configuration Changes	—	56

6/30/2015	388	108,430

(1)
Includes a 193,230 square foot medical office building adjacent to our Longfellow Place property in Boston (sales price of approximately $123.3 million) which is included in our consolidated rental dispositions guidance but not included in our property and apartment unit counts.

2nd Quarter 2015 Earnings Release	9

Equity Residential

Second Quarter 2015 vs. Second Quarter 2014
Same Store Results/Statistics for 97,580 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q2 2015	$645,198	$211,126	$434,072	$2,294	96.1%	14.5%
Q2 2014	$614,933	$203,515	$411,418	$2,194	95.8%	14.1%

Change	$30,265	$7,611	$22,654	$100	0.3%	0.4%

Change	4.9%	3.7%	5.5%	4.6%
_______________________________________________________________________________________________________

Second Quarter 2015 vs. First Quarter 2015
Same Store Results/Statistics for 99,858 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q2 2015	$660,148	$216,019	$444,129	$2,294	96.1%	14.6%
Q1 2015	$646,329	$220,846	$425,483	$2,250	95.9%	11.2%

Change	$13,819	$(4,827)	$18,646	$44	0.2%	3.4%

Change	2.1%	(2.2%)	4.4%	2.0%
_______________________________________________________________________________________________________

June YTD 2015 vs. June YTD 2014
Same Store Results/Statistics for 96,761 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

YTD 2015	$1,267,098	$423,791	$843,307	$2,274	96.0%	25.6%
YTD 2014	$1,207,334	$413,053	$794,281	$2,180	95.5%	25.4%

Change	$59,764	$10,738	$49,026	$94	0.5%	0.2%

Change	5.0%	2.6%	6.2%	4.3%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less direct property operating expenses (including real estate taxes and insurance) as well as an allocation of indirect property management costs. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 26 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2015 Earnings Release	10

Equity Residential
Second Quarter 2015 vs. Second Quarter 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q2 2015 % of Actual NOI	Q2 2015 Average Rental Rate (1)	Q2 2015 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	18,132	18.1%	$2,226	96.0%	0.9%	3.3%	(0.2%)	0.1%	0.8%
New York	10,330	17.1%	3,961	96.8%	3.7%	6.5%	2.2%	3.1%	0.6%
San Francisco	12,764	15.1%	2,506	96.4%	10.1%	1.9%	13.8%	9.6%	0.3%
Los Angeles	11,071	11.0%	2,229	96.1%	6.4%	0.4%	9.7%	5.6%	0.8%
Boston	7,722	9.8%	2,797	96.6%	2.9%	8.8%	0.4%	2.4%	0.5%
South Florida	10,537	7.4%	1,669	95.8%	5.6%	3.5%	6.8%	5.8%	(0.2%)
Seattle	7,380	6.6%	1,960	95.7%	6.7%	(0.1%)	10.2%	6.9%	(0.2%)
Denver	6,935	5.0%	1,499	95.6%	8.4%	7.0%	9.0%	9.0%	(0.6%)
San Diego	3,505	3.3%	2,045	96.0%	4.6%	1.4%	6.1%	4.7%	(0.1%)
Orange County, CA	3,490	3.1%	1,849	96.1%	4.7%	2.2%	5.7%	4.5%	0.1%
Subtotal – Core	91,866	96.5%	2,349	96.1%	4.9%	3.8%	5.5%	4.6%	0.3%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,619	95.6%	4.8%	(0.3%)	7.2%	4.9%	(0.1%)
All Other Markets	2,633	1.2%	1,166	96.8%	4.4%	5.0%	3.9%	4.0%	0.3%
Subtotal – Non-Core	5,714	3.5%	1,409	96.2%	4.6%	2.0%	6.0%	4.5%	0.1%

Total	97,580	100.0%	$2,294	96.1%	4.9%	3.7%	5.5%	4.6%	0.3%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2015 Earnings Release	11

Equity Residential
Second Quarter 2015 vs. First Quarter 2015
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q2 2015 % of Actual NOI	Q2 2015 Average Rental Rate (1)	Q2 2015 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	18,492	18.1%	$2,229	96.0%	1.4%	(4.2%)	4.3%	1.1%	0.3%
New York	10,330	16.7%	3,961	96.8%	2.1%	(3.7%)	5.8%	1.7%	0.4%
San Francisco	12,764	14.8%	2,506	96.4%	3.0%	(0.9%)	4.7%	3.2%	(0.2%)
Los Angeles	12,091	11.8%	2,264	96.0%	2.2%	(1.1%)	4.0%	2.1%	0.1%
Boston	7,722	9.6%	2,797	96.6%	1.1%	(7.5%)	5.8%	0.1%	1.0%
South Florida	10,933	7.6%	1,673	95.7%	2.5%	1.5%	3.0%	2.6%	(0.1%)
Seattle	7,882	6.9%	1,962	95.6%	2.9%	2.6%	3.0%	2.8%	0.1%
Denver	6,935	4.9%	1,499	95.6%	2.9%	9.5%	0.6%	3.0%	(0.2%)
San Diego	3,505	3.2%	2,045	96.0%	2.0%	1.7%	2.2%	1.8%	0.1%
Orange County, CA	3,490	3.0%	1,849	96.1%	1.5%	(0.8%)	2.4%	1.6%	(0.1%)
Subtotal – Core	94,144	96.6%	2,348	96.1%	2.1%	(1.9%)	4.2%	2.0%	0.1%

Non-Core:
Inland Empire, CA	3,081	2.2%	1,619	95.6%	2.4%	(0.9%)	3.9%	1.8%	0.6%
All Other Markets	2,633	1.2%	1,166	96.8%	3.0%	(15.2%)	22.0%	2.1%	0.8%
Subtotal – Non-Core	5,714	3.4%	1,409	96.2%	2.6%	(8.1%)	9.5%	1.9%	0.7%

Total	99,858	100.0%	$2,294	96.1%	2.1%	(2.2%)	4.4%	2.0%	0.2%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2015 Earnings Release	12

Equity Residential
June YTD 2015 vs. June YTD 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year
		June YTD 15 % of Actual NOI	June YTD 15 Average Rental Rate (1)	June YTD 15 Weighted Average Occupancy %
								Average
	Apartment							Rental
Markets/Metro Areas	Units				Revenues	Expenses	NOI	Rate (1)	Occupancy

Core:
Washington DC	17,743	17.9%	$2,225	95.8%	0.8%	3.0%	(0.2%)	(0.2%)	0.9%
New York	10,330	17.2%	3,928	96.6%	4.1%	3.2%	4.6%	3.3%	0.7%
San Francisco	12,764	15.2%	2,467	96.5%	10.3%	1.9%	14.3%	9.1%	1.0%
Los Angeles	10,641	10.6%	2,198	96.0%	5.8%	0.7%	8.6%	5.0%	0.7%
Boston	7,722	9.8%	2,796	96.1%	3.1%	5.1%	2.1%	2.6%	0.5%
South Florida	10,537	7.6%	1,648	95.8%	5.4%	3.0%	6.7%	5.1%	0.2%
Seattle	7,380	6.7%	1,935	95.6%	7.1%	(0.3%)	10.8%	6.8%	0.2%
Denver	6,935	5.1%	1,477	95.7%	8.7%	3.5%	10.7%	8.6%	0.0%
San Diego	3,505	3.4%	2,026	96.0%	4.9%	1.9%	6.3%	4.4%	0.4%
Orange County, CA	3,490	3.1%	1,835	96.1%	5.1%	3.3%	5.8%	4.4%	0.6%
Subtotal – Core	91,047	96.6%	2,329	96.0%	5.0%	2.6%	6.2%	4.3%	0.6%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,605	95.3%	3.9%	1.4%	5.1%	4.2%	(0.3%)
All Other Markets	2,633	1.1%	1,154	96.4%	3.9%	2.3%	5.4%	3.9%	0.1%
Subtotal – Non-Core	5,714	3.4%	1,396	95.8%	3.9%	1.9%	5.2%	4.0%	(0.1%)

Total	96,761	100.0%	$2,274	96.0%	5.0%	2.6%	6.2%	4.3%	0.5%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2015 Earnings Release	13

Equity Residential

Second Quarter 2015 vs. Second Quarter 2014
Same Store Operating Expenses for 97,580 Same Store Apartment Units
$ in thousands

					% of Actual Q2 2015 Operating Expenses
	Actual Q2 2015	Actual Q2 2014	$ Change	% Change

Real estate taxes	$75,171	$71,511	$3,660	5.1%	35.6%
On-site payroll (1)	44,021	43,990	31	0.1%	20.8%
Utilities (2)	29,085	27,870	1,215	4.4%	13.8%
Repairs and maintenance (3)	27,000	25,253	1,747	6.9%	12.8%
Property management costs (4)	19,356	18,448	908	4.9%	9.2%
Insurance	5,415	6,063	(648)	(10.7%)	2.6%
Leasing and advertising	2,615	2,441	174	7.1%	1.2%
Other on-site operating expenses (5)	8,463	7,939	524	6.6%	4.0%

Same store operating expenses	$211,126	$203,515	$7,611	3.7%	100.0%

June YTD 2015 vs. June YTD 2014
Same Store Operating Expenses for 96,761 Same Store Apartment Units
$ in thousands
					% of Actual YTD 2015 Operating Expenses
	Actual YTD 2015	Actual YTD 2014	$ Change	% Change

Real estate taxes	$148,756	$141,578	$7,178	5.1%	35.1%
On-site payroll (1)	88,832	87,046	1,786	2.1%	21.0%
Utilities (2)	61,438	64,965	(3,527)	(5.4%)	14.5%
Repairs and maintenance (3)	52,730	48,878	3,852	7.9%	12.4%
Property management costs (4)	38,013	36,220	1,793	5.0%	9.0%
Insurance	10,738	12,021	(1,283)	(10.7%)	2.5%
Leasing and advertising	5,137	4,876	261	5.4%	1.2%
Other on-site operating expenses (5)	18,147	17,469	678	3.9%	4.3%

Same store operating expenses	$423,791	$413,053	$10,738	2.6%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

2nd Quarter 2015 Earnings Release	14

Equity Residential

Debt Summary as of June 30, 2015
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$4,952,579	45.7%	4.20%	7.2
Unsecured	5,875,328	54.3%	4.68%	9.2

Total	$10,827,907	100.0%	4.46%	8.3

Fixed Rate Debt:
Secured – Conventional	$4,215,662	38.9%	4.82%	5.6
Unsecured – Public	5,421,733	50.1%	5.35%	9.7

Fixed Rate Debt	9,637,395	89.0%	5.11%	7.9

Floating Rate Debt:
Secured – Conventional	7,985	0.1%	0.12%	18.6
Secured – Tax Exempt	728,932	6.7%	0.65%	15.7
Unsecured – Public (2)	453,595	4.2%	0.90%	4.0
Unsecured – Revolving Credit Facility	—	—	1.06%	2.8
Unsecured – Commercial Paper Program (3)	—	—	0.57%	—

Floating Rate Debt	1,190,512	11.0%	0.77%	11.3

Total	$10,827,907	100.0%	4.46%	8.3

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2015.

(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(3) As of June 30, 2015, there was no commercial paper outstanding.

Note: The Company capitalized interest of approximately $30.4 million and $25.0 million during the six months ended June 30, 2015 and 2014, respectively. The Company capitalized interest of approximately $15.1 million and $12.2 million during the quarters ended June 30, 2015 and 2014, respectively.

Note: The Company recorded approximately $3.1 million and $2.2 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the six months ended June 30, 2015 and 2014, respectively. The Company recorded approximately $2.6 million and $1.1 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the quarters ended June 30, 2015 and 2014, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of June 30, 2015
(Amounts in thousands)
					Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year			Total	% of Total

2015	$42,932	$—	$42,932	0.4%	5.40%	5.40%
2016	1,132,742	—	1,132,742	10.5%	5.31%	5.31%
2017	1,347,390	456	1,347,846	12.5%	6.16%	6.16%
2018	82,799	97,659	180,458	1.7%	5.59%	3.07%
2019	806,698	474,721	1,281,419	11.8%	5.48%	3.75%
2020	1,678,623	809	1,679,432	15.5%	5.49%	5.49%
2021	1,195,251	856	1,196,107	11.0%	4.63%	4.63%
2022	228,924	905	229,829	2.1%	3.16%	3.17%
2023	1,327,965	956	1,328,921	12.3%	3.74%	3.74%
2024	2,497	1,011	3,508	0.0%	4.97%	5.14%
2025+	1,772,417	673,977	2,446,394	22.6%	4.49%	3.37%
Premium/(Discount)	19,157	(60,838)	(41,681)	(0.4%)	N/A	N/A

Total	$9,637,395	$1,190,512	$10,827,907	100.0%	4.97%	4.48%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2015.

2nd Quarter 2015 Earnings Release	15

Equity Residential
Unsecured Debt Summary as of June 30, 2015
(Amounts in thousands)

					Unamortized Premium/ (Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	5.125%	03/15/16		$500,000	$(36)	$499,964
	5.375%	08/01/16		400,000	(201)	399,799
	5.750%	06/15/17		650,000	(1,017)	648,983
	7.125%	10/15/17		150,000	(148)	149,852
	2.375%	07/01/19	(1)	450,000	(360)	449,640
Fair Value Derivative Adjustments			(1)	(450,000)	360	(449,640)
	4.750%	07/15/20		600,000	(2,289)	597,711
	4.625%	12/15/21		1,000,000	(2,445)	997,555
	3.000%	04/15/23		500,000	(3,449)	496,551
	3.375%	06/01/25		450,000	(2,454)	447,546
	7.570%	08/15/26		140,000	—	140,000
	4.500%	07/01/44		750,000	(5,097)	744,903
	4.500%	06/01/45		300,000	(1,131)	298,869

				5,440,000	(18,267)	5,421,733
Floating Rate Notes:
		07/01/19	(1)	450,000	(360)	449,640
Fair Value Derivative Adjustments		07/01/19	(1)	3,955	—	3,955
				453,955	(360)	453,595

Line of Credit and Commercial Paper:
Revolving Credit Facility	LIBOR+0.95%	04/01/18	(2)(3)	—	—	—
Commercial Paper Program	(4)	(4)	(2)	—	—	—
				—	—	—

Total Unsecured Debt				$5,893,955	$(18,627)	$5,875,328

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility/program is private. All other unsecured debt is public.

(3)
Represents the Company's $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 0.95%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of June 30, 2015, there was approximately $2.46 billion available on this facility (net of $41.7 million which was restricted/dedicated to support letters of credit).

(4)
Represents the Company's unsecured commercial paper program. The Company may borrow up to a maximum of $500.0 million on this program subject to market conditions. The notes bear interest at various floating rates with a weighted average of 0.57% for the six months ended June 30, 2015. No amounts were outstanding at June 30, 2015.

2nd Quarter 2015 Earnings Release	16

	Equity Residential

	Selected Unsecured Public Debt Covenants
		June 30, 2015	March 31, 2015

	Total Debt to Adjusted Total Assets (not to exceed 60%)	38.5%	38.9%

	Secured Debt to Adjusted Total Assets (not to exceed 40%)	17.6%	17.8%

	Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)	3.49	3.48

	Total Unsecured Assets to Unsecured Debt
	(must be at least 150%)	341.8%	337.7%

Note:
These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants. Equity Residential is the general partner of ERPOP.

Selected Credit Ratios (1)
		June 30, 2015	March 31, 2015

	Total debt to Normalized EBITDA	6.24x	6.35x

	Net debt to Normalized EBITDA	6.16x	6.29x

Note:	See page 23 for the footnote referenced above and the Normalized EBITDA reconciliations.

2nd Quarter 2015 Earnings Release	17

Equity Residential

Capital Structure as of June 30, 2015
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,952,579	45.7%
Unsecured Debt			5,875,328	54.3%

Total Debt			10,827,907	100.0%	28.9%

Common Shares (includes Restricted Shares)	364,050,890	96.2%
Units (includes OP Units and Restricted Units)	14,466,127	3.8%

Total Shares and Units	378,517,017	100.0%
Common Share Price at June 30, 2015	$70.17
			26,560,539	99.8%
Perpetual Preferred Equity (see below)			40,180	0.2%

Total Equity			26,600,719	100.0%	71.1%

Total Market Capitalization			$37,428,626		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of June 30, 2015
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	803,600	$40,180	$4.145	$3,331

Total Perpetual Preferred Equity		803,600	$40,180		$3,331

2nd Quarter 2015 Earnings Release	18

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q2 2015	YTD Q2 2014	Q2 2015	Q2 2014

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	363,288,389	360,640,502	363,476,488	360,808,768
Shares issuable from assumed conversion/vesting of:
- OP Units	13,591,979	13,736,387	13,586,338	13,742,133
- long-term compensation shares/units	3,465,215	2,403,285	3,427,786	2,567,042

Total Common Shares and Units - diluted	380,345,583	376,780,174	380,490,612	377,117,943

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	363,288,389	360,640,502	363,476,488	360,808,768
OP Units - basic	13,591,979	13,736,387	13,586,338	13,742,133

Total Common Shares and OP Units - basic	376,880,368	374,376,889	377,062,826	374,550,901
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,465,215	2,403,285	3,427,786	2,567,042

Total Common Shares and Units - diluted	380,345,583	376,780,174	380,490,612	377,117,943

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	364,050,890	361,562,007
Units (includes OP Units and Restricted Units)	14,466,127	14,336,826

Total Shares and Units	378,517,017	375,898,833

2nd Quarter 2015 Earnings Release	19

Equity Residential
Partially Owned Entities as of June 30, 2015
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects
	Held for and/or Under Development (4)			Operating

		Operating	Total		Total

Total projects (1)	—	19	19	3	3

Total apartment units (1)	—	3,771	3,771	1,281	1,281

Operating information for the six months ended 6/30/15 (at 100%):
Operating revenue	$1,103	$46,071	$47,174	$15,918	$15,918
Operating expenses	851	13,545	14,396	5,388	5,388

Net operating income	252	32,526	32,778	10,530	10,530
Depreciation	2,339	11,073	13,412	6,159	6,159
General and administrative/other	1	41	42	119	119

Operating (loss) income	(2,088)	21,412	19,324	4,252	4,252
Interest and other income	—	5	5	—	—
Other expenses	—	(50)	(50)	—	—
Interest:
Expense incurred, net	—	(7,786)	(7,786)	(4,697)	(4,697)
Amortization of deferred financing costs	—	(177)	(177)	(1)	(1)

(Loss) income before income and other taxes and (loss) from investments in unconsolidated entities
	(2,088)	13,404	11,316	(446)	(446)
Income and other tax (expense) benefit	—	(35)	(35)	(18)	(18)
(Loss) from investments in unconsolidated entities	—	(739)	(739)	—	—
Net (loss) income	$(2,088)	$12,630	$10,542	$(464)	$(464)

Debt - Secured (2):
EQR Ownership (3)	$—	$282,158	$282,158	$35,027	$35,027
Noncontrolling Ownership	—	78,496	78,496	140,108	140,108

Total (at 100%)	$—	$360,654	$360,654	$175,135	$175,135

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company.

(3)	Represents the Company's current equity ownership interest.

(4)	See Projects Under Development - Partially Owned on page 21 for further information.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay Communities, Inc. ("AVB") in connection with the acquisition of certain real estate related assets from Archstone Enterprise LP (such assets are referred to herein as "Archstone"). These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities/litigation, as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests had an aggregate liquidation value of $71.2 million at June 30, 2015. The ventures are owned 60% by the Company and 40% by AVB.

2nd Quarter 2015 Earnings Release	20

Equity Residential
Consolidated Development and Lease-Up Projects as of June 30, 2015
(Amounts in thousands except for project and apartment unit amounts)
Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Parc on Powell (formerly 1333 Powell)	Emeryville, CA	173	$87,500	$80,810	$45,761	$—	99%	79%	39%	Q3 2015	Q4 2015
Azure (at Mission Bay)	San Francisco, CA	273	189,090	175,390	86,089	—	96%	24%	4%	Q3 2015	Q4 2016
Junction 47 (formerly West Seattle)	Seattle, WA	206	67,112	60,292	39,805	—	93%	15%	10%	Q4 2015	Q3 2016
Odin (formerly Tallman)	Seattle, WA	301	84,277	73,900	73,900	—	91%	5%	—	Q4 2015	Q2 2017
Altitude (formerly Village at Howard Hughes)	Los Angeles, CA	545	193,231	118,935	118,935	—	52%	—	—	Q2 2016	Q2 2017
Potrero 1010	San Francisco, CA	453	224,474	117,643	117,643	—	55%	—	—	Q2 2016	Q3 2017
The Alton (formerly Millikan)	Irvine, CA	344	102,331	56,870	56,870	—	34%	—	—	Q2 2016	Q3 2017
Vista 99 (formerly Tasman)	San Jose, CA	554	214,923	162,588	162,588	—	74%	—	—	Q2 2016	Q2 2018
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	287,454	156,764	156,764	—	45%	—	—	Q3 2016	Q1 2018
One Henry Adams (2)	San Francisco, CA	241	172,337	56,236	56,236	—	15%	—	—	Q1 2017	Q4 2017
455 I St	Washington, DC	174	73,157	21,471	21,471	—	1%	—	—	Q3 2017	Q2 2018
855 Brannan (formerly 801 Brannan) (2)	San Francisco, CA	449	304,035	69,935	69,935	—	3%	—	—	Q3 2017	Q1 2019
2nd & Pine (3)	Seattle, WA	398	214,742	63,651	63,651	—	15%	—	—	Q3 2017	Q2 2019
Cascade (2)	Seattle, WA	483	172,486	47,591	47,591	—	11%	—	—	Q3 2017	Q2 2019
Projects Under Development - Wholly Owned		4,942	2,387,149	1,262,076	1,117,239	—

Projects Under Development - Partially Owned:
Prism at Park Avenue South (4)	New York, NY	269	251,961	235,990	7,018	—	96%	51%	43%	Q3 2015	Q1 2016
Projects Under Development - Partially Owned		269	251,961	235,990	7,018	—

Projects Under Development		5,211	2,639,110	1,498,066	1,124,257	—

Completed Not Stabilized - Wholly Owned (5):
Residences at Westgate I (formerly Westgate II)	Pasadena, CA	252	127,292	124,911	—	—		97%	95%	Completed	Q3 2015
Residences at Westgate II (formerly Westgate III)	Pasadena, CA	88	55,037	50,979	—	—		51%	49%	Completed	Q4 2015
170 Amsterdam (6)	New York, NY	236	110,892	109,666	—	—		27%	25%	Completed	Q1 2016
Projects Completed Not Stabilized - Wholly Owned		576	293,221	285,556	—	—

Projects Completed Not Stabilized		576	293,221	285,556	—	—

Completed and Stabilized During the Quarter - Wholly Owned:
Urbana (formerly Market Street Landing)	Seattle, WA	287	87,974	87,296	—	—		98%	95%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Wholly Owned		287	87,974	87,296	—	—

Projects Completed and Stabilized During the Quarter		287	87,974	87,296	—	—

Total Consolidated Projects		6,074	$3,020,305	$1,870,918	$1,124,257	$—

Land Held for Development		N/A	N/A	$127,559	$127,559	$—

							Total Capital Cost (1)	Q2 2015 NOI
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
Projects Under Development							$2,639,110	$401
Completed Not Stabilized							293,221	1,013
Completed and Stabilized During the Quarter							87,974	1,429
Total Consolidated Development NOI Contribution							$3,020,305	$2,843

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)			One Henry Adams, 855 Brannan and Cascade – The increase in total capital cost is due to the decision to add air conditioning for each project.
(3)
2nd & Pine – Includes an adjacent land parcel on which certain improvements including a portion of a parking structure will be constructed as part of the development of this project. The Company may eventually construct an additional apartment tower on this site or sell a portion of the garage and the related air rights.

(4)
Prism at Park Avenue South – The Company is jointly developing with Toll Brothers (NYSE: TOL) a project at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40. The total capital cost and total book value to date represent only the Company's portion of the project. Toll Brothers has funded $116.0 million for their allocated share of the project.

(5)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.
(6)			170 Amsterdam – The land under this project is subject to a long term ground lease.

2nd Quarter 2015 Earnings Release	21

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2015
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	96,761	$52,730	$545	$42,218	$436	$94,948	$981	$47,485	$491	$31,828	$329	$79,313	$820	(9)	$174,261	$1,801

Non-Same Store Properties (7)	5,301	1,922	389	1,336	270	3,258	659	223	45	2,103	426	2,326	471		5,584	1,130

Other (8)	—	697		669		1,366		138		185		323			1,689

Total	102,062	$55,349		$44,223		$99,572		$47,846		$34,116		$81,962			$181,534

(1)
Total Apartment Units - Excludes 1,281 unconsolidated apartment units and 5,087 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $28.8 million spent during the six months ended June 30, 2015 on apartment unit renovations/rehabs (primarily kitchens and baths) on 3,126 same store apartment units (equating to approximately $9,200 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2015, the Company expects to spend approximately $60.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $9,000 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)		Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2014, less properties subsequently sold.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2014 and 2015, plus any properties in lease-up and not stabilized as of January 1, 2014. Per apartment unit amounts are based on a weighted average of 4,943 apartment units.

(8)		Other - Primarily includes expenditures for properties sold and properties under development.

(9)
For 2015, the Company estimates that it will spend approximately $1,850 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,250 per apartment unit excluding apartment unit renovation/rehab costs.

2nd Quarter 2015 Earnings Release	22

Equity Residential
Normalized EBITDA Reconciliations
(Amounts in thousands)

Normalized EBITDA Reconciliations for Page 17

	Trailing Twelve Months		2015		2014
	June 30, 2015	March 31, 2015	Q2	Q1	Q4	Q3	Q2
Net income	$947,073	$766,175	$298,618	$190,224	$227,041	$231,190	$117,720
Interest expense incurred, net (includes discontinued operations)	447,635	452,764	110,795	108,622	109,967	118,251	115,924
Amortization of deferred financing costs (includes discontinued operations)	10,289	10,885	2,538	2,589	2,534	2,628	3,134
Depreciation (includes discontinued operations)	772,361	768,215	194,282	194,521	193,089	190,469	190,136
Income and other tax expense (benefit) (includes discontinued operations)	887	1,209	326	58	243	260	648
Archstone direct acquisition costs (other expenses)	6	29	—	—	—	6	23
Property acquisition costs (other expenses)	389	405	78	99	77	135	94
Write-off of pursuit costs (other expenses)	3,766	3,648	1,158	493	1,540	575	1,040
(Income) loss from investments in unconsolidated entities	(16,502)	3,580	(12,466)	(2,963)	(2,249)	1,176	7,616
Net (gain) loss on sales of land parcels	(4,482)	(5,306)	—	1	(3,431)	(1,052)	(824)
(Gain) on sale of investment securities (interest and other income)	(387)	(36)	(387)	—	—	—	(36)
Write-off of unamortized retail lease intangibles (rental income)	—	(147)	—	—	—	—	(147)
Executive compensation program duplicative costs	4,673	2,337	2,336	2,337	—	—	—
Forfeited deposits (interest and other income)	(150)	(150)	—	—	(150)	—	—
Insurance/litigation settlement or reserve income (interest and other income)	(6,221)	(2,330)	(5,770)	—	(32)	(419)	(1,879)
Insurance/litigation settlement or reserve expense (other expenses)	3,112	3,099	112	(1,000)	—	4,000	99
Other (interest and other income)	(944)	(750)	(194)	—	(750)	—	—
Net loss (gain) on sales of discontinued operations	45	(108)	—	—	44	1	(153)
Net (gain) on sales of real estate properties	(426,535)	(292,636)	(148,802)	(79,951)	(84,141)	(113,641)	(14,903)
Normalized EBITDA (1)	$1,735,015	$1,710,883	$442,624	$415,030	$443,782	$433,579	$418,492

Balance Sheet Items:	June 30, 2015	March 31, 2015
Total debt (1)	$10,827,907	$10,859,508
Cash and cash equivalents	(92,109)	(49,418)
Mortgage principal reserves/sinking funds	(45,736)	(43,626)
Net debt (1)	$10,690,062	$10,766,464

(1) Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

2nd Quarter 2015 Earnings Release	23

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q2 2015
	to Actual Q2 2015
	Amounts	Per Share
Guidance Q2 2015 Normalized FFO - Diluted (2) (3)	$320,588	$0.842
Property NOI	5,177	0.014
Interest expense	(703)	(0.002)
Other	199	0.001
Actual Q2 2015 Normalized FFO - Diluted (2) (3)	$325,261	$0.855
_____________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)
	Six Months Ended June 30,			Quarter Ended June 30,
	2015	2014	Variance	2015	2014	Variance
Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Archstone direct acquisition costs (other expenses) (A)	—	(7)	7	—	23	(23)
Archstone indirect costs ((income) loss from investments in unconsolidated entities) (B)	(16,718)	6,249	(22,967)	(11,301)	6,246	(17,547)
Property acquisition costs (other expenses)	177	143	34	78	94	(16)
Write-off of pursuit costs (other expenses)	1,651	1,492	159	1,158	1,040	118
Property acquisition costs and write-off of pursuit costs	(14,890)	7,877	(22,767)	(10,065)	7,403	(17,468)

Write-off of unamortized deferred financing costs (interest expense)	75	582	(507)	1	582	(581)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(1,395)	—	(1,395)	(5)	—	(5)
(Gain) due to ineffectiveness of forward starting swaps (interest expense)	—	(91)	91	—	(91)	91
Premium on redemption of Preferred Shares	2,789	—	2,789	—	—	—
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	1,469	491	978	(4)	491	(495)

Net loss (gain) on sales of land parcels	1	(794)	795	—	(824)	824
Net (gain) on sales of unconsolidated entities – non-operating assets	(414)	—	(414)	(2,071)	—	(2,071)
(Gain) on sale of investment securities (interest and other income)	(387)	(57)	(330)	(387)	(36)	(351)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(800)	(851)	51	(2,458)	(860)	(1,598)

Write-off of unamortized retail lease intangibles (rental income)	—	(147)	147	—	(147)	147
Executive compensation program duplicative costs (C)	4,673	—	4,673	2,336	—	2,336
Insurance/litigation settlement or reserve income (interest and other income)	(5,770)	(2,342)	(3,428)	(5,770)	(1,879)	(3,891)
Insurance/litigation settlement or reserve expense (other expenses)	(888)	99	(987)	112	99	13
Other (interest and other income)	(194)	—	(194)	(194)	—	(194)
Other miscellaneous non-comparable items	(2,179)	(2,390)	211	(3,516)	(1,927)	(1,589)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$(16,400)	$5,127	$(21,527)	$(16,043)	$5,107	$(21,150)

(A) Archstone direct acquisition costs primarily includes items such as investment banking and legal/accounting fees that were incurred directly by the Company.
(B) Archstone indirect costs primarily includes the Company's 60% share of winddown costs for such items as office leases, litigation and German operations/sales that were incurred indirectly through the Company's interest in various unconsolidated joint ventures with AVB. During the six months and quarter ended June 30, 2015, the amounts also include approximately $18.6 million and $11.7 million, respectively, related to the favorable settlement of a lawsuit.

(C) Represents the accounting cost associated with the Company's new performance based executive compensation program. The Company is required to expense in 2015 a portion of both the previous program's time based equity grants for service in 2014 and the performance based grants issued under the new program, creating a duplicative charge. Of this amount, $0.7 million and $4.0 million has been recorded to property management expense and general and administrative expense, respectively, for the six months ended June 30, 2015 and $0.3 million and $2.0 million has been recorded to property management expense and general and administrative expense, respectively, for the quarter ended June 30, 2015.

Note: See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

2nd Quarter 2015 Earnings Release	24

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 26 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2015 Normalized FFO Guidance (per share diluted)

	Q3 2015	2015

Expected Normalized FFO (2) (3)	$0.85 to $0.89	$3.39 to $3.45

2015 Same Store Assumptions

Physical occupancy		96.0%
Revenue change		4.75% to 5.0%
Expense change		3.0% to 3.25%
NOI change		5.5% to 6.0%

(Note: Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2015 Transaction Assumptions

Consolidated rental acquisitions		$350.0 million
Consolidated rental dispositions		$450.0 million*
Capitalization rate spread		100 basis points

* The Company's consolidated rental disposition guidance includes the sale of the medical office building in Boston described on page 9.

2015 Debt Assumptions

Weighted average debt outstanding		$10.8 billion to $11.0 billion
Weighted average interest rate (reduced for capitalized interest)		4.08%
Interest expense, net		$440.6 million to $448.8 million
Capitalized interest		$58.0 million to $62.0 million

2015 Other Guidance Assumptions

General and administrative expense (see Note below)		$51.0 million to $53.0 million
Interest and other income		$0.5 million
Income and other tax expense		$1.0 million
Debt offerings		No additional amounts budgeted
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		380.6 million

Note: Normalized FFO guidance excludes a duplicative charge of approximately $9.3 million, of which $8.0 million will be recorded to general and administrative expense and $1.3 million will be recorded to property management expense, related to the Company's revised executive compensation program.

2nd Quarter 2015 Earnings Release	25

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 24 and 25
			Expected Q3 2015 Per Share	Expected 2015 Per Share
	Expected Q2 2015
	Amounts	Per Share

Expected Earnings - Diluted (5)	$256,103	$0.673	$0.51 to $0.55	$2.11 to $2.17
Add: Expected depreciation expense	195,912	0.514	0.53	2.09
Less: Expected net gain on sales (5)	(120,296)	(0.316)	(0.18)	(0.78)

Expected FFO - Diluted (1) (3)	331,719	0.871	0.86 to 0.90	3.42 to 3.48

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	(9,241)	(0.024)	—	(0.03)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	(8)	—	—	0.01
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	—	—	(0.02)	(0.02)
Other miscellaneous non-comparable items	(1,882)	(0.005)	0.01	0.01

Expected Normalized FFO - Diluted (2) (3)	$320,588	$0.842	$0.85 to $0.89	$3.39 to $3.45

Definitions and Footnotes for Pages 6, 24 and 25

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The Company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2015 and the Second Quarter 2015 Same Store Properties:
	Six Months Ended June 30,		Quarter Ended June 30,
	2015	2014	2015	2014

Operating income	$464,355	$427,569	$246,184	$228,310
Adjustments:
Non-same store operating results	(43,729)	(37,440)	(20,794)	(19,356)
Fee and asset management revenue	(4,369)	(5,519)	(2,604)	(2,802)
Fee and asset management expense	2,595	3,040	1,274	1,378
Depreciation	388,803	375,303	194,282	190,136
General and administrative	35,652	31,328	15,730	13,752

Same store NOI	$843,307	$794,281	$434,072	$411,418

2nd Quarter 2015 Earnings Release	26